SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2004 (February 24, 2004)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)		37027 (Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EX-99 PRESS RELEASE 02/24/04

Item 5. Other Events

     On February 24, 2004, Province Healthcare Company (the “Company”) announced the retirement of David L. Steffy from the Board of Directors, effective at the conclusion of his current term in May 2004, and the appointment of Michael P. Haley to the Board of Directors of the Company, effective immediately. The Company’s press release announcing these events is attached as an exhibit to this Report.

     In connection with Mr. Haley’s appointment, the Company’s Board of Directors determined to increase the size of the Board from seven to eight members until the annual meeting of shareholders on May 18, 2004, when the size of the Board will be set at six members. As previously announced, John M. Rutledge has retired from his position as President and Chief Operating Officer of the Company and will remain on the Board of Directors until the conclusion of his current term in May 2004.

Item 7. Financial Statements and Exhibits

(a)	Exhibits

99 Copy of the press release, dated February 24, 2004, of Province Healthcare Company announcing the retirement of David Steffy and the appointment of Michael P. Haley as directors of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By:	/s/ Roberto G. Pantoja Roberto G. Pantoja Vice President and Controller

Date: March 1, 2004